SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
Current Report Pursuant
to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 30, 2010
THE TIMKEN COMPANY

(Exact Name of Registrant as Specified in its Charter)
Ohio

(State or Other Jurisdiction of Incorporation)

1-1169	34-0577130

(Commission File Number)	(I.R.S. Employer Identification No.)
1835 Dueber Avenue, S.W., Canton, Ohio 44706-2798

(Address of Principal Executive Offices) (Zip Code)
(330) 438-3000

(Registrant’s Telephone Number, Including Area Code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     Effective March 30, 2010, the Compensation Committee (the “Committee”) of the Board of Directors of The Timken Company (the “Company”) approved changes to the Company’s form of Performance Unit Agreement, including, among other things, a clawback provision. Pursuant to the clawback provision under the form of Performance Unit Agreement, if any of the Company’s financial statements for any fiscal year covered by the performance period for the award are restated due to material noncompliance with any U.S. financial reporting requirements as a result of the recipient’s personal misconduct or fraudulent activity, as determined by the Committee, then the Committee has discretion to cause the Company to recover all or a portion of the recipient’s cash or common shares paid or payable to the recipient for the affected performance period. Recipients of performance units granted in 2010 will have the opportunity to earn and receive payment for performance units during each calendar year of the 2010-2012 performance period. The form of the Performance Unit Agreement is attached hereto as Exhibit 10.1.
     Exhibits.
10.1	Form of Performance Unit Agreement

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE TIMKEN COMPANY
By:	/s/ William R. Burkhart
William R. Burkhart
Senior Vice President and General Counsel

Date: March 30, 2010

EXHIBIT INDEX

Exhibit
Number	Description of Document
10.1	Form of Performance Unit Agreement